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                                                                    EXHIBIT 99.1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Revco D.S., Inc.:

We have audited the accompanying consolidated statements of income, changes in stockholders' equity and cash flows of Revco D.S., Inc. and Subsidiaries (collectively the "Company") for the fiscal year ended June 3, 1995. These consolidated financial statements and schedule referred to below (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements (not presented separately herein) referred to above present fairly, in all material respects, the results of operations and cash flows of the Company for the fiscal year ended June 3, 1995 in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule accompanying these consolidated financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

/s/ ARTHUR ANDERSEN LLP
---------------------------------------------------------
Arthur Andersen LLP

Cleveland, Ohio,

July 27, 1995.